UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 23, 2006 (March 22, 2006)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On March 22, 2006, Magellan Petroleum Corporation (the “Company”) issued a press release announcing that Magellan Petroleum Australia Limited (“MPAL”) and its Mereenie partner had reached an agreement with a subsidiary of the Northern Territory’s Power and Water Corporation with respect to additional Mereenie gas sales.
     A copy of the Company’s press release dated March 22, 2006 announcing the agreement with respect to additional Mereenie gas sales is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.
     On March 23, 2006, the Company filed a Fourth Supplementary Bidder’s Statement with the Australian Securities and Investments Commission and the Australian Stock Exchange in Australia to announce (1) that the Company’s relevant interest in MPAL shares has increased to 70.96% and (2) the Company’s decision to extend the Offer Period by twenty-one (21) days, until April 21, 2006. On March 23, 2006, the Company also mailed its Fourth Supplementary Bidder’s Statement to MPAL’s Australian shareholders, together with a letter from Walter McCann, Chairman of the Board of Directors of the Company.
     A copy of the Company’s Fourth Supplementary Bidder’s Statement, accompanied by Mr. McCann’s letter to MPAL shareholders, is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release of the Company, dated March 22, 2006, announcing additional Mereenie gas sales.

99.2	Fourth Supplementary Bidder’s Statement of the Company, dated March 23, 2006, and accompanying letter of Walter McCann, Chairman of the Board of the Company, to MPAL Shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Daniel J. Samela

Name: Daniel J. Samela Title: President, Chief Executive Officer and Chief Financial Officer
Dated: March 23, 2006

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Press Release of the Company, dated March 22, 2006, announcing additional Mereenie gas sales.	5

99.2	Fourth Supplementary Bidder’s Statement of the Company, dated March 23, 2006, and accompanying letter of Walter McCann, Chairman of the Board of the Company, to MPAL Shareholders.	7